SUB-ITEM 77-H
                        MFS SERIES TRUST IX ON BEHALF OF:
              MFS INTERMEDIATE INVESTMENT GRADE BOND FUND (" IBF")
                         MFS RESEARCH BOND FUND ("RBF")

         As of April 30, 1999, the following entities beneficially owning more than 25% of any one Series' voting securities, thereby becoming controlling entities of such Series, are those entities listed as follows:

                                                                                                           % OF
                                                                                                          SHARES
                SERIES                                        OWNER AND ADDRESS                           OWNED

MFS Intermediate Investment Grade Bond Fund        MFS Fund Distributors, Inc.                            99.96%
Class A Shares                                     C/o Massachusetts Financial Services Company
                                                   Attn:  Thomas B. Hastings
                                                   500 Boylston Street - 15th Floor
                                                   Boston, MA   02116-3740



MFS Research Bond Fund                             MFS Fund Distributors Inc.                             99.76%
Class A Shares                                     C/o Massachusetts Financial Services Company
                                                   Attn:  Thomas B. Hastings
                                                   500 Boylston Street - 15th Floor
                                                   Boston, MA   02116-3740



         Holders as of October 31, 1998, no longer, as of April 30, 1999, beneficially owning more than 25% of any one Series' voting securities, thereby ceasing to be controlling entities of such Series, are as follows:


NOT APPLICABLE FOR THIS REPORT
PERIOD BECAUSE THESE 2 FUNDS DID
NOT EXIST ON OCTOBER 31, 1998